UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2005

____________________

ICO, INC.
(Exact name of registrant as specified in its charter) acquisition

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

5333 Westheimer Road
Suite 600
Houston, Texas 77056
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On July 25, 2005, Derek R. Bristow executed an agreement with one of the Company’s subsidiaries providing for a two-year extension of and modification to his current agreement regarding salary, benefits, and other compensation. Mr. Bristow is a New Zealand citizen who worked with the Company’s New Zealand subsidiary for several years prior to his transfer to the Company’s Italian subsidiary in July of 2001 and his subsequent promotion to the position of President, ICO Europe. In addition to continuing to pay Mr. Bristow his current base salary and benefits, the Company agreed to make certain tax equalization payments, to contribute to Mr. Bristow’s New Zealand retirement account, and to furnish additional elements of compensation and benefits related to and/or necessitated by Mr. Bristow and his family’s non-permanent residence in Italy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: July 28, 2005		/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Chief Financial Officer and
Treasurer